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                                                                    Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan of our report dated July 25, 1997 (except Note 1, as to which the date is August 5, 1997), with respect to the consolidated financial statements of Globecomm Systems Inc. included in its Registration Statement (Form S-1) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Melville, New York
August 7, 1997